UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

BRIDGE CAPITAL HOLDINGS

(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, Suite 200, San Jose, California 95113

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 423-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Bridge Capital Holdings (the “Company”) held a special meeting of shareholders on June 25, 2015. The Company’s shareholders voted on the proposals listed below, each of which was described in the Company’s proxy statement for the meeting, dated May 26, 2015. On the record date for the meeting, there were 15,965,284 shares of the Company’s common stock outstanding and entitled to vote.

Voting Results

Proposal 1 – Approval of the Merger Agreement

The shareholders voted to approve the Agreement and Plan of Merger, dated March 9, 2015, or the Merger Agreement, by and between Western Alliance Bancorporation, or Western Alliance, and the Company, pursuant to which the Company will merge with and into Western Alliance with Western Alliance surviving, and approve the transactions contemplated thereby. The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,924,156	15,002	60,225	0

Proposal 2 – Advisory Vote on Certain Compensatory Arrangements

The shareholders voted to approve, on an advisory (nonbinding) basis, the agreements for and compensation to be paid by the Company to the Company’s named executive officers in connection with the merger with Western Alliance, and the agreements and understandings pursuant to which such compensation may be paid or become payable. The results of voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,889,714	3,026,412	83,257	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE CAPITAL HOLDINGS
(Registrant)

/s/ Thomas A. Sa
Thomas A. Sa
Executive Vice President and Chief Financial Officer

Date: June 25, 2015